SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER
THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2) ☐

U.S. BANK NATIONAL ASSOCIATION
(Exact name of Trustee as specified in its charter)

31-0841368
I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Pamela V. Cole
U.S. Bank National Association
10 West Market Street, Suite 1150
Indianapolis, IN 46204
(317) 264-2504
(Name, address and telephone number of agent for service)

Kite Realty Group, L.P.
(Issuer with respect to the Securities)

Delaware	20-1453863
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

30 South Meridian Street, Suite 1100 Indianapolis, Indiana	46204
(Address of Principal Executive Offices)	(Zip Code)

Debt Securities
(Title of the Indenture Securities)

FORM T-1

Item 1. GENERAL INFORMATION. Furnish the following information as to the Trustee.

a) *Name and address of each examining or supervising authority to which it is subject.*

Comptroller of the Currency
Washington, D.C.

b) *Whether it is authorized to exercise corporate trust powers.*

Yes

Item 2. AFFILIATIONS WITH OBLIGOR. *If the obligor is an affiliate of the Trustee, describe each such affiliation.*

None

Items 3-15 *Items 3-15 are not applicable because to the best of the Trustee's knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.*

Item 16. LIST OF EXHIBITS: *List below all exhibits filed as a part of this statement of eligibility and qualification.*

1. A copy of the Articles of Association of the Trustee.*

2. A copy of the certificate of authority of the Trustee to commence business, attached as Exhibit 2.

3. A copy of the certificate of authority of the Trustee to exercise corporate trust powers, attached as Exhibit 3.

4. A copy of the existing bylaws of the Trustee.**

5. A copy of each Indenture referred to in Item 4. Not applicable.

6. The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7. Report of Condition of the Trustee as of December 31, 2017 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

* Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.

** Incorporated by reference to Exhibit 25.1 to registration statement on form S-3ASR, Registration Number 333-199863 filed on November 5, 2014.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Indianapolis, State of Indiana on the 22nd of February, 2018.

By: /s/ Pamela V. Cole
Pamela V. Cole
Vice President

Exhibit 2

Office of the Comptroller of the Currency

Washington, DC 20219

CERTIFICATE OF CORPORATE EXISTENCE

I, Joseph Otting, Comptroller of the Currency, do hereby certify that:

1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. "U.S. Bank National Association," Cincinnati, Ohio (Charter No. 24), is a national banking association formed under the laws of the United States and is authorized thereunder to transact the business of banking on the date of this certificate.

IN TESTIMONY WHEREOF, today, January 23, 2018, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia

Comptroller of the Currency

Exhibit 3

Office of the Comptroller of the Currency

Washington, DC 20219

CERTIFICATION OF FIDUCIARY POWERS

I, Joseph Otting, Comptroller of the Currency, do hereby certify that:

1. The Office of the Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. "U.S. Bank National Association," Cincinnati, Ohio (Charter No. 24), was granted, under the hand and seal of the Comptroller, the right to act in all fiduciary capacities authorized under the provisions of the Act of Congress approved September 28, 1962, 76 Stat. 668, 12 USC 92a, and that the authority so granted remains in full force and effect on the date of this certificate.

IN TESTIMONY WHEREOF, today, January 23, 2018, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia.

Joseph Otting

Comptroller of the Currency

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: February 22, 2018

By: /s/ Pamela V. Cole
Pamela V. Cole
Vice President

Exhibit 7
U.S. Bank National Association
Statement of Financial Condition
As of 12/31/2017

($000's)

	12/31/2017
Assets	
Cash and Balances Due From Depository Institutions	$ 19,469,911
Securities	111,520,538
Federal Funds	69,009
Loans & Lease Financing Receivables	279,502,730
Fixed Assets	4,583,971
Intangible Assets	12,895,144
Other Assets	27,984,526
Total Assets	**$456,025,829**
Liabilities	
Deposits	$357,200,076
Fed Funds	926,018
Treasury Demand Notes	0
Trading Liabilities	1,102,222
Other Borrowed Money	31,004,180
Acceptances	0
Subordinated Notes and Debentures	3,300,000
Other Liabilities	14,979,001
Total Liabilities	**$408,511,497**
Equity	
Common and Preferred Stock	18,200
Surplus	14,266,915
Undivided Profits	32,432,873
Minority Interest in Subsidiaries	796,344
Total Equity Capital	**$47,514,332**
Total Liabilities and Equity Capital	**$456,025,829**